Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 10, 2020 relating to the financial statements of Root, Inc., appearing in Registration Statement No. 333-249332 on Form S-1 of Root, Inc.

/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio

October 30, 2020